EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Raymond James Financial, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Raymond James Financial, Inc. relating to the 2005 Raymond James Financial, Inc. Restricted Stock Plan, as amended, of our reports dated December 14, 2006, with respect to the consolidated statements of financial condition of Raymond James Financial, Inc. and subsidiaries as of September 30, 2006 and 2005 and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended September 30, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2006 and the effectiveness of internal control over financial reporting as of September 30, 2006, which reports appear in the September 30, 2006, annual report on Form 10-K of Raymond James Financial, Inc.

KPMG LLP

Tampa, Florida
April 10, 2007
Certified Public Accountants

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